UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 September 26, 2019

 Date of Report (Date of earliest event reported)

Friendable, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1821 S Bascom Ave., Suite 353, Campbell, California 95008

 (Address of principal executive offices) (Zip Code)

(855) 473-7473

 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities.

On September 26, 2019, the Friendable Inc. (the “Company”) entered into a Settlement Agreement with Integrity Media setting the civil action known as Integrity Media, Inc. vs. Friendable, Inc. et al., Orange County Case No. 30-2016-00867956-CU-CO-CJC. Pursuant to the Settlement Agreement, The Company agreed to issue to Integrity 750,000 shares of its common stock in exchange for 275 of the Company’s preferred shares held by Integrity and the payment of $30,000 in costs. The cash payment is to be made within in 6 months of date of the Settlement Agreement. Additionally, Integrity will be entitled to additional shares if (i) the price of the Company’s common stock is below $1.34 at either the 120 day or 240 day reset dates set forth in the Company’s Debt Restructure Agreement entered into with various debt holders on March 26, 2019 and filed on Form 8-K on April 15, 2019. Integrity will also be entitled to a “true up” should they not be able to realize $750,000 in proceeds from the sale of the common shares.

Robert Rositano, the Company’s CEO, has also personally guaranteed the Company’s compliance with the Settlement Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.1	Settlement Agreement with Integrity Media

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friendable, Inc.

Date: September 30, 2019	By:	/s/ Robert Rositano Jr.
Robert Rositano
CEO

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